                                                                      EXHIBIT 21

                                  SUBSIDIARIES


                                                    State or Other Jurisdiction
                                                    ---------------------------
Name                                                      of Incorporation
- - ----                                                ---------------------------

Fedders North America, Inc. (1)                            Delaware

Fedders International, Inc. (1)                            Delaware

Fedders Exporting, Inc. (1)                                Barbados

Fedders Investment Corporation (1)                         Delaware

Fedders, Inc. (2)                                          Ontario

Emerson Quiet Kool Corporation (2)                         Delaware

RTXX Corporation (2)                                       Delaware

Fedders Capital N.V. (3)                               Netherlands Antilles

Columbia, Specialties, Inc. (3)                            Delaware

Fedders Asia Pte. Ltd. (4)                                 Singapore

Fedders De Mexico S.A. de C.V. (2)                         Mexico



(1)  Wholly owned subsidiary of Fedders Corporation

(2)  Wholly owned subsidiary of Fedders North America, Inc.

(3)  Wholly owned subsidiary of RTXX Corporation

(4)  Wholly owned subsidiary of Fedders International